Exhibit 5.1

21 December 2016

Oxford Immunotec Global plc
94C Innovation Drive
Milton Park
Abingdon
OX14 4RZ
United Kingdom

Re: Registration Statement on Form S-3

Ladies and Gentlemen

1.1

We have acted as English law legal advisers to Oxford Immunotec Global plc, a public limited company incorporated under the laws of England and Wales (the “Company”), in relation to the registration statement on Form S-3 (the “Registration Statement”) filed herewith by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Company has provided us with two prospectuses, which form part of the Registration Statement: (i) a base prospectus (the “Base Prospectus”) and (ii) a sales agreement prospectus (the “Sales Agreement Prospectus”), covering the offering, issuance and sale of up to $40,000,000 of ordinary shares, nominal value £0.006705, of the Company that may be issued and sold under the sales agreement, dated December 21, 2016, between the Company and Cowen and Company, LLC (such agreement, the “Sales Agreement,” and such shares, the “Sales Agreement Shares”). The Base Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Base Prospectus as supplemented from time to time by one or more Prospectus Supplements, and the Sales Agreement Prospectus provide for the registration of the proposed offer and sale by the Company of certain:

a)	ordinary shares, nominal value £0.006705, in the capital of the Company;

b)	preferred ordinary shares in the capital of the Company;

c)	ordinary shares or preferred ordinary shares in the capital of the Company, to be issued by the Company and held by a depositary pursuant to a depositary agreement (“Depositary Shares”);

d)	debt securities (“Debt Securities”);

e)	warrants to subscribe for ordinary shares in the capital of the Company (“Warrants”); and/or

f)

units comprised of one or more of the foregoing securities as described in the Registration Statement prospectus (or any prospectus supplement) in any combination (“Units”), or any combination thereof up to an aggregate amount of US$150,000,000 in one or more series of issuances and on terms that the Company will determine at the time of such offering.

December 21, 2016

1.2

For the purposes of this letter, “Shares” shall refer to the Depositary Shares as well as the ordinary shares and preferred ordinary shares in the capital of the Company which are issued by the Company pursuant to the Registration Statement, and shall include any such ordinary shares and preferred ordinary shares in the capital of the Company which are issued by the Company pursuant to: (1) the exercise of Warrants; and/or (2) Units, which are (in each case) issued by the Company pursuant to the Registration Statement.

1.3	For the purposes of this letter, “Securities” shall refer to the Shares, the Debt Securities, the Warrants and the Units together.

2.	Documents Examined and Searches Conducted

2.1	For the purpose of giving this opinion, we have examined the following documents and records, and made the following searches and enquiries:

a)	a copy of the Registration Statement to be filed with the Securities and Exchange Commission;

b)

a copy of the Company’s certificate of incorporation and copies of the Company’s memorandum and articles of association in effect as at the date of this opinion and certified as true copies by the Secretary of the Company;

c)

copies, certified as true copies by the Secretary of the Company, of certain resolutions passed at a general meeting of the Company held on 12 June 2014, including: (i) an ordinary resolution of the shareholders of the Company authorising its directors to allot new ordinary shares of £0.006705 each in the capital of the Company or to grant rights to subscribe for or to convert any security into such shares in the Company, up to a maximum aggregate nominal amount of £100,000 (the “Allotment Authority”); and (ii) a special resolution of the shareholders of the Company empowering the directors of the Company to allot equity securities pursuant to the Allotment Authority as if the statutory pre-emption rights contained in section 561(1) of the Companies Act 2006 did not apply to such allotment (the “Shareholder Resolutions”);

d)

a copy, certified as a true copy by the Secretary of the Company, of resolutions of the board of directors of the Company: (i) authorising the filing of the Registration Statement; (ii) authorising the officers of the Company to take steps to prepare and file the Registration Statement; (iii) establishing a pricing committee to determine the number and terms of securities to be sold (if desired); and (iv) authorising the negotiation and execution of an underwriting agreement (if desired) (the “Board Resolutions”);

e)	the results of our online search on December 20, 2016 at 9.30 a.m. (GMT) of the Company’s public records held by the UK Registrar of Companies (the “Company Search”); and

f)

the results of our enquiry by telephone at the Companies Court in London of the Central Index of Winding Up Petitions on December 20, 2016 at 10.57 a.m. (GMT) with respect to the Company (the “Winding up Search”).

December 21, 2016

2.2

The documents, records, searches and enquiries referred to above are the only documents and records we have examined and the only searches and enquiries we have carried out for the purposes of giving this opinion.

3.	Scope

3.1

This opinion is limited to the laws of England and Wales as applied by the courts of competent jurisdiction of England as at the date of this letter. We have not investigated, and do not express or imply any opinion in relation to, the laws of any other jurisdiction and we do not express any opinion on European Community law as it affects any jurisdiction other than England and Wales. We assume that no foreign law affects the opinion expressed herein.

3.2

Our opinion expressed herein is given on the basis of only those facts and circumstances which exist and, subject to paragraph 3.3 below, are known to us at today’s date. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this letter that may affect the opinion expressed herein.

3.3

Apart from the knowledge of those members of this firm or lawyers employed by this firm who have had the conduct of the preparation of this opinion, the opinions set out in this letter are not given on the basis of knowledge (if any) as to factual matters concerning the Company which may be possessed by any other member of this firm or of the District of Columbia firm of Covington & Burling LLP or any other lawyer employed by this firm or by the District of Columbia firm of Covington & Burling LLP.

3.4

The opinion given in this letter is given on the basis of each of the assumptions and is subject to each of the qualifications and reservations set out in paragraphs 4 and 6 and is strictly limited to the matters stated in paragraph 5 and does not extend to, and is not to be read as extended by implication to, any other matters. We express no opinion as to whether a foreign court (applying its own conflict law) will act in accordance with any agreement by the Company in connection with the issuance of the Shares as to jurisdiction and/or law. We express no opinion as to matters of fact.

3.5	This opinion shall be governed by and construed in accordance with English law.

4.	Assumptions

In giving this opinion, we have assumed:

4.1

the genuineness of all signatures, stamps and seals on, and the authenticity, accuracy and completeness of, all documents submitted to us (whether as originals or copies and whether in electronic form or otherwise) and that such documents remain accurate, up-to-date and have not been amended or any provision thereof varied or waived since the date of submission to us and that no meetings of the shareholders of the Company, other than the meeting referred to in paragraph 2.1(c) above, have taken place on or after 12 June 2014;

4.2	that all copy documents submitted to us are complete and conform to the originals;

December 21, 2016

4.3

that, at the times of the issue and allotment of the Shares, the Company will have complied with all applicable laws and provisions of the Company’s articles of association to allot and issue the Shares and the Company will have received such amounts as are necessary to fully pay the nominal value of the Shares and any applicable share premium;

4.4

that, at the times of the issue of the Debt Securities, the Warrants and/or the Units (as the case may be), the Company will have complied with all applicable laws and provisions of the Company’s articles of association to issue such Debt Securities, Warrants and/or Units (as the case may be);

4.5

that, at the times of issue (and, in the case of the Shares, allotment) of the Securities, the Company will have validly obtained all authorisations and consents required by applicable law or by the Company’s articles of association from the members of the Company in general meeting for such issue (and, in the case of the Shares, the allotment);

4.6

that the Shares will be duly allotted by the board of directors of the Company in accordance with the Company’s articles of association and pursuant to a valid authority to allot such Shares as granted by the shareholders of the Company, and that such shareholder authority will remain valid at the times of allotment of allotment of the shares;

4.7

that the creation of the Debt Securities, the Warrants and the Units will be approved by a valid resolution of the board of directors of the Company in accordance with all applicable laws and the Company’s articles of association;

4.8

that the instruments or agreements that constitute the Debt Securities, the Warrants or the Units will be approved by a valid resolution of the board of directors of the Company and will comply with all applicable laws and with the provisions of the articles of association of the Company, and that such instruments or agreements will be validly executed, issued and delivered by the board of directors of the Company in accordance with all applicable laws and the Company’s articles of association;

4.9

that the issue (and, in the case of the Shares, the allotment) of the Securities will not be contrary to any state, governmental, court, state or quasi-governmental agency, licensing authority, local or municipal governmental body or regulatory authority’s order, direction, guideline, recommendation, decision, licence or requirement;

4.10

that, at the times of the issue (and, in the case of the Shares, the allotment) of the Securities, such issuance (or allotment, as applicable) will not be in contravention or breach of any agreement, undertaking, arrangement, deed of covenant affecting the Company or to which the Company is a party or otherwise bound or subject;

4.11

that, at the times of the issue (and, in the case of the Shares, the allotment) of the Securities, there will be no contractual or similar restrictions or other arrangements binding on the Company which could affect the conclusions in the opinion stated below;

4.12

that the information revealed by the Company Search will remain complete, accurate and up to date in all respects as at the times of the issue (and, in the case of the Shares, the allotment) of the Securities in accordance with the Registration Statement;

December 21, 2016

4.13	that the information revealed by our Winding up Search was accurate in all respects and has not since the time of such enquiry been altered;

4.14

that no additional matters would be disclosed by company searches at the UK Registrar of Companies or the Companies Court carried out as at the times of the issue (and, in the case of the Shares, the allotment) of the Securities in accordance with the Registration Statement which would affect the opinion stated below and that the particulars disclosed by our searches and enquiries will remain true, accurate, complete and up to date as at such times;

4.15

that no step has been taken to wind up, strike off or dissolve the Company or appoint an administrator, manager or receiver or nominee or supervisor in respect of a company voluntary arrangement or similar official in respect of the Company or any of its assets or revenues or to obtain a moratorium which has not been revealed by our searches referred to above and no such step will be taken prior to the times of the issue (and, in the case of the Shares, the allotment) of the Securities in accordance with the Registration Statement;

4.16

that all documents, forms, resolutions and notices which should have been delivered to the Registrar of Companies on behalf of or relating to the Company have been so delivered and the file of records maintained by the Registrar of Companies in respect of the Company was complete, accurate and up to date at the time of the Company Search and has not since the time of the Company Search been altered;

4.17

that the term “non-assessable”, which has no recognised meaning in English law, for the purposes of this letter means that, under the Companies Act 2006 (as amended) (the “2006 Act”), the articles of association of the Company and any resolution taken under the articles of association of the Company or otherwise passed approving the allotment and/or issuance of the Shares, no holder of such Shares shall be liable, solely because of such holder’s status as a holder of such Shares, for assessments or calls for further funds by the Company or any other person additional to the subscription price at which such Shares were allotted and issued;

4.18

that the directors of the Company as at the times of the issue and allotment of the Shares will be duly authorised, pursuant to the articles of association of the Company in force at the times of the issue and allotment of the Shares and by the 2006 Act and by the members of the Company in general meeting to (i) allot the Shares and (ii) allot the Shares pursuant to the allotment authority as if the statutory pre-emption rights did not apply to such allotment;

4.19	that a prospectus supplement will be prepared by the Company and validly filed with the Commission describing the terms of issue of the Securities to be offered;

4.20

that any underwriting agreement entered into by the Company in relation to the issue of the Securities will be validly entered into in accordance with the authorisation set out in the Board Resolutions; and

4.21	that the Debt Securities are non-convertible and carry no right to subscribe for any other security.

5.	Opinion

Based upon the foregoing and subject to any matters not disclosed to us and to the assumptions and qualifications set out in this letter, we are of the opinion that:

December 21, 2016

5.1	When:

a)	the Registration Statement has become effective under the Securities Act;

b)	the Shares have been issued and allotted in accordance with:

(i)	the Registration Statement and any applicable prospectus or prospectus supplement relating thereto;

(ii)

valid resolutions of the members of the Company, authorising the Company to (i) allot new ordinary shares and (ii) to allot the new ordinary shares pursuant to the allotment authority as if the statutory pre-emption rights did not apply to such allotment; and

(iii)	a valid resolution of the directors of the Company;

c)	the subscription price (including any share premium) for the Shares has been paid in full; and

d)	valid entries in the books and registers of the Company have been made in respect of the Shares,

such Shares will be duly authorised, validly issued, fully paid and non-assessable.

5.2	When:

a)	the Registration Statement has become effective under the Securities Act;

b)

the Debt Securities have been duly executed, issued and delivered in accordance with: (i) the Registration Statement and any applicable prospectus or prospectus supplement relating thereto; and (ii) a valid resolution of the directors of the Company;

c)	the offering price of the Debt Securities has been paid in full; and

d)	valid entries in the books and registers of the Company have been made in respect of the Debt Securities (if applicable, depending on the nature of the Debt Securities),

such Debt Securities will constitute valid and binding obligations of the Company.

5.3	When:

a)	the Registration Statement has become effective under the Securities Act;

b)

the Warrants have been executed, issued and delivered in accordance with: (i) the Registration Statement and any applicable prospectus or prospectus supplement relating thereto; (ii) a valid resolution of the members of the Company; and (iii) a valid resolution of the directors of the Company;

c)	the offering price of the Warrants (if any) has been paid in full; and

December 21, 2016

d)	valid entries in the books and registers of the Company have been made in respect of the Warrants,

such Warrants will constitute valid and binding obligations of the Company.

5.4	When:

a)	the Registration Statement has become effective under the Securities Act;

b)

the Units have been issued and delivered in accordance with: (i) the Registration Statement and any applicable prospectus or prospectus supplement relating thereto; (ii) (if necessary, depending on the composition of the Unit) a valid resolution of the members of the Company; and (iii) a valid resolution of the directors of the Company;

c)	the offering price of the Units (if any) has been paid in full; and

d)	(if necessary, depending on the composition of the Unit) valid entries in the books and registers of the Company have been made in respect of the Units,

such Units will constitute valid and binding obligations of the Company.

6.	Qualifications

The opinion given in this letter is subject to the qualifications and reservations set out below.

6.1

The file of records maintained by the Registrar of Companies in respect of the Company may not have been complete, accurate or up to date at the time of the Company Search. Further, the Company Search is not capable of revealing conclusively whether or not:

a)	a winding-up order has been made or a resolution passed for the winding up of the Company;

b)	an administration order has been made;

c)	a receiver, manager, administrative receiver, administrator or liquidator has been appointed; or

d)	a court order has been made under the Cross Border Insolvency Regulations 2006,

since notice of these matters may not be filed with the Registrar of Companies immediately and, when filed, there may be a delay in the relevant notice appearing on the file of the company concerned.

In addition, the Company Search is not capable of revealing, prior to the making of the relevant order or the appointment of an administrator otherwise taking effect, whether or not a winding-up petition or an application for an administration order has been presented, or whether or not any documents for the appointment of, or notice of intention to appoint, an administrator under paragraphs 14 or 22 of Schedule B1 to the Insolvency Act 1986 has been filed with the court.

December 21, 2016

6.2

The Winding up Search relates only to the presentation of (i) a petition for the making of a winding-up order or the making of a winding-up order by a court, (ii) an application to the High Court of Justice in London for the making of an administration order and the making by such court of an administration order, and (iii) a notice of intention to appoint an administrator or a notice of appointment of an administrator filed at the High Court of Justice in London. It is not capable of revealing conclusively whether or not such a winding-up petition, application for an administration order, notice of intention or notice of appointment has been presented or winding-up or administration order granted, because:

a)	details of a winding-up petition or application for an administration order may not have been entered on the records of the Central Index of Winding Up Petitions immediately;

b)

in the case of an application for the making of an administration order and such order and the presentation of a notice of intention to appoint or notice of appointment, if such application is made to, order made by or notice filed with, a court other than the High Court of Justice in London, no record of such application, order or notice will be kept by the Central Index of Winding Up Petitions;

c)

a winding-up order or administration order may be made before the relevant petition or application has been entered on the records of the Central Index of Winding Up Petitions, and the making of such order may not have been entered on the records immediately;

d)

details of a notice of intention to appoint an administrator or a notice of appointment of an administrator under paragraphs 14 and 22 of Schedule B1 of the Insolvency Act 1986 may not be entered on the records immediately (or, in the case of a notice of intention to appoint, at all); and

e)	with regard to winding-up petitions, the Central Index of Winding Up Petitions may not have records of winding-up petitions issued prior to 1994.

6.3

A petition for the winding up of, or for an administration order in respect of, any of the Company may have been presented in a County Court or District Registry in England and Wales, or an administrator may have been appointed out of court under the Enterprise Act 2002 administration regime. It should therefore be noted that the Company Search and the Winding up Search are not conclusively capable of revealing whether or not winding up or insolvency proceedings have been commenced in respect of the Company. We have not carried out searches of any County Court or District Registry in England and Wales.

6.4

Paragraph 4.18 above assumes that the directors of the Company as at the times of the issue and allotment of the Shares will be duly authorised, pursuant to the articles of association of the Company in force at such times and in accordance with the 2006 Act, by the members of the Company in general meeting to allot and issue the Shares on a non pre-emptive basis. Section 570 of the 2006 Act states that the directors may be authorised by a special resolution of the Company to allot equity securities pursuant to such authorisation as if the statutory pre-emption rights set out in section 561(1) of the 2006 Act did not apply. Pursuant to resolution 10 of the Shareholder Resolutions, such a special resolution was passed by the members of the Company in respect of ordinary shares allotted by the directors pursuant to the Allotment Authority.

December 21, 2016

However, it should be noted that the term “equity securities” for the purposes of section 570 of the 2006 Act is defined by section 560 of the 2006 Act as being ordinary shares in the capital of the Company, or rights to subscribe for or convert securities to ordinary shares in the capital of the Company. Section 560 of the 2006 Act defines “ordinary shares” as being “shares other than shares that as respects dividends and capital carry a right only up to a specified amount in a distribution”. Accordingly, if any of the Shares issued by the Company (as described in and issued pursuant to any prospectus supplement to be filed with the Commission) should carry a right to participate as regards dividends and capital only up to a specified amount in a distribution, such Shares will not fall within the definition of “ordinary shares” (and therefore “equity securities”) for the purposes of sections 560 and 570 of the 2006 Act and the disapplication of statutory pre-emption rights set out at section 561(1) of the 2006 Act pursuant to resolution 10 of the Shareholder Resolutions will not apply to the issue of such Shares.

7.	Consent to Filing

We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the related prospectus under the caption “Legal matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Covington & Burling LLP

Covington & Burling LLP